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                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

                      NATIONS FLOORING, INC. AND SUBSIDIARY

(In Thousands, except earnings per share) (Unaudited)

Basic Earnings Per Share

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                                                                             Three Months Ended          Nine Months Ended
                                                                                September 30,              September 30,
                                                                            ----------------------      ---------------------
                                                                              1999           2000         1999          2000
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
Weighted average number of common shares outstanding                         3,730          3,730        3,710         3,730
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Net income (loss) applicable to common stockholders                       $    298    $     (808)     $    207    $  (1,438)
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Earnings per share                                                        $   0.08    $    (0.22)     $   0.06    $   (0.39)
=============================================================================================================================


Dilutive Earnings Per Share

-----------------------------------------------------------------------------------------------------------------------------
                                                                             Three Months Ended          Nine Months Ended
                                                                                September 30,              September 30,
                                                                            ----------------------      ---------------------
                                                                              1999           2000         1999          2000
-----------------------------------------------------------------------------------------------------------------------------
Weighted average number of common shares outstanding                         3,730          3,730        3,710         3,730
Common stock equivalents - stock options                                       178          *              178         *
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Weighted average common and common stock equivalents outstanding             3,908          3,730        3,888         3,730
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Net income (loss) applicable to common stockholders                       $    298    $     (808)     $    207    $  (1,438)
=============================================================================================================================
Earnings per share                                                        $   0.08         (0.22)         0.05        (0.39)
=============================================================================================================================

* 790,000 shares of common stock issuable upon exercise of outstanding stock options have not been included in the computation as their impact is anti-dilutive due to the net loss.

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